Exhibit 10.2
Form Non-Qualified Stock Option (2005 Plan)
GLOBAL INDUSTRIES, LTD.
NON-QUALIFIED STOCK OPTION AGREEMENT
     AGREEMENT made as of                  (the “Date of Grant”) between GLOBAL INDUSTRIES, LTD., a Louisiana corporation (the “Company”) and                                 (“Employee”).
     To carry out the purposes of the GLOBAL INDUSTRIES, LTD. 2005 STOCK INCENTIVE PLAN (the “Plan”), by affording Employee the opportunity to purchase shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Employee hereby agree as follows:
     1. Grant of Option. The Company hereby irrevocably grants to Employee the right and option (“Option”) to purchase all or any part of an aggregate of                          shares of Common Stock, on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”). This Option is not transferable by Employee otherwise than by will or the laws of descent and distribution, and may be exercised only by Employee during Employee’s lifetime.
     2. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be                           per share, which has been determined to be not less than 100% of the fair market value of the Common Stock at the Date of Grant of this Option. For all purposes of this Agreement, fair market value of Common Stock shall be determined in accordance with the provisions of the Plan.
     3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Human Resources Department, Stock Plan Administrator (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the Date of Grant hereof to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares
from Date of Grant	That May Be Purchased

Less than 1 year	0%
1 year	####
2 years	####
3 years	####
4 years	####
5 years or more
     This Option may be exercised only while Employee remains an employee of the Company and will terminate and cease to be exercisable upon Employee’s termination of employment with the Company, except that:

     A. If Employee’s employment with the Company terminates by reason of disability (within the meaning of section 22(e)(3) of the Code) or Retirement, this Option shall be fully vested and may be exercised by Employee (or Employee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) at any time during the period of one year following such termination. For purposes of this Agreement, “Retirement” shall mean a full time active Employee in good-standing ceasing to be in the employ of the Company with the consent of the Company who is at least 60 years of age and has at least 10 years of recognized service with the Company, in each case at the time of such termination of employment.
     B. If Employee dies while in the employ of the Company, this Option shall be fully vested and may be exercised by Employee’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee, at any time during the period of one year following the date of Employee’s death.
     C. If Employee’s employment with the Company terminates for any reason other than as described in (a) or (b) above, unless Employee voluntarily terminates without the written consent of the Company or is terminated for cause, this Option may be exercised by Employee at any time during the period of 90 days following such termination, or by Employee’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Employee) during a period of one year following Employee’s death if Employee dies during such 90-day period, but in each case such exercise shall be permitted only as to the number of shares Employee was entitled to purchase hereunder upon exercise of this Option as of the date Employee’s employment so terminates. For purposes of this Agreement, “cause” shall mean (i) Employee’s gross negligence or willful misconduct in performance of the duties of Employee’s employment, or (ii) Employee’s willful disregard of any written corporate policies established by the Company and applicable to Employee, or (iii) Employee’s material breach of any written agreement between Employee and the Company, or (iv) Employee’s final conviction of a misdemeanor involving moral turpitude or a felony.
This Option shall not be exercisable in any event after the expiration of ten years from the Date of Grant hereof. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) by delivering to the Company shares of Common Stock having a fair market value equal to the purchase price, provided that such shares must have been held by Employee for such minimum period of time as may be established from time to time by the Committee or (c) any combination of cash or Common Stock. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the purchase price thereof; rather, Employee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Employee, Employee (or the person permitted to exercise this Option in the event of Employee’s death) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to shares acquirable upon an exercise of this Option.
     4. Withholding of Tax. To the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Employee for income tax purposes, Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or, with the consent of the Administrator, shares of Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if Employee fails to do so, the Company is authorized to withhold from any cash or Common Stock remuneration then or thereafter payable to Employee (including out of any cash or shares of Common

Stock distributable to Employee upon such exercise) any tax required to be withheld by reason of such resulting compensation income or wages.
     5. Status of Common Stock. The Company has registered or intends to register for issuance under the Securities Act of 1933, as amended (the “Act”) the shares of Common Stock acquirable upon exercise of this option, and intends to keep such registration effective throughout the period this Option is exercisable. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Common Stock acquirable upon exercise of this Option will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. The Company intends to use its reasonable best efforts to insure that no delay will occur. In the event exemption from registration under the Act is available upon an exercise of this Option, Employee (or the person permitted to exercise this Option in the event of Employee’s death), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.
     Employee agrees that the shares of Common Stock which Employee may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws. Employee also agrees (i) that the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Administrator of the Plan deems appropriate in order to assure compliance with applicable securities laws, (ii) that the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the Common Stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of any applicable securities law and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.
     6. Employment Relationship. For purposes of this Agreement, Employee shall be considered to be in the employment of the Company as long as Employee remains an employee of either the Company or Subsidiary of the Company, or a corporation, partnership or other entity or a subsidiary of such corporation, partnership or other entity assuming or substituting its securities for the Common Stock, or that is otherwise a successor to the Company. Nothing in the adoption of the Plan, nor the award of the Restricted Shares thereunder pursuant to this Agreement, shall confer upon Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
     7. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Employee.
     8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.
     9. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement (i.e., this Restricted Share Grant). This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document. Except as provided below, any modification of this Agreement shall be effective only if it is in writing and signed by both Employee and an authorized officer of the Company. Notwithstanding anything in the Plan or this Agreement to the contrary, if the Committee determines that the provisions of new Section 409A of the Code apply to this Agreement and that the terms of this Agreement do not, in whole or in part, satisfy the requirements of such section, then the Committee, in its sole discretion, may unilaterally modify this Agreement in such manner as it deems appropriate to comply with such section and any regulations or guidance issued thereunder.
     10. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of Employee, such notices or communications shall be deemed effectively delivered if hand delivered to Employee at its principal place of employment or if sent by registered or certified mail, return receipt requested, postage paid, to Employee at the last address Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.
     11. Interpretation. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used in this Agreement that are not defined in the body of this Agreement shall have the meanings attributed to such terms under the Plan.
     12. Acknowledgements Regarding Section 409A and Section 422 of the Code. Employee understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the Date of Grant of this Option, then Employee may incur adverse tax consequences under section 409A and Section 422 of the Code. Employee acknowledges and agrees that (a) Employee is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the Date of Grant of this Option, (b) Employee is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Employee is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Employee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Employee’s execution of this Agreement and his receipt, holding and exercise of this Option.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Employee has executed this Agreement, all as of the day and year written below.

GLOBAL INDUSTRIES, LTD.
BY:
[Name and title of Executive Officer signing for the Company]	[Employee Name]

Date:	Date:

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